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                                                                  Exhibit 12.1


                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                    Fiscal Years Ended August 31
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
Earnings:                                 1997               1996                1995                1994                1993
                                          ----               ----                ----                ----                ----
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Net Income                              $10,235,000        $11,044,000         $11,225,000         $20,687,000         $14,000,000
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Add:
 Fixed charges less capitalized
interest                                 16,882,000         15,785,000          15,104,000          10,444,000          10,472,000
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 Minority interest in income                198,000            275,000             285,000             221,000              92,000
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Less:
 Minority interests in losses of
 unconsolidated majority-owned
 subsidiaries                               (60,000)           (49,000)            (48,000)            (38,000)            (34,000)
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Gains on sales of interests in real
estate                                   (1,069,000)          (865,000)           (119,000)        (12,362,000)         (3,875,000)
                                        ------------       ------------        ------------        -------------       ------------
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Total Earnings                          $26,186,000        $26,190,000         $26,447,000         $19,599,000         $20,655,000
                                        ===========        ============        ============        ============        ===========



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                                                            Fiscal Years Ended August 31
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Fixed Charges:                             1997               1996               1995               1994               1993
                                           ----               ----               ----               ----               ----
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Interest expense - wholly owned
subsidiaries                             $ 9,086,000        $ 9,831,000        $ 8,908,000        $ 4,162,000        $ 2,222,000
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Capitalized interest - wholly-owned
and unconsolidated subsidiaries                  --                 --                --                  --                 --
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(A)Fixed charges of
unconsolidated subsidiaries and
equity method investments                  7,796,000          5,954,000          6,196,000          6,282,000          8,250,000
                                          ----------          ---------          ---------          ---------          ---------
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Total Fixed Charges                      $16,882,000        $15,785,000        $15,104,000        $10,520,000        $10,472,000
                                         ===========        ===========        ===========        ===========        ===========
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Ratio of Earnings to Fixed                      1.55               1.66               1.75               1.80               1.97
Charges
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